[O'CONNOR CAVANAGH LETTERHEAD]


                                 April 30, 1996


Cerprobe Corporation
600 South Rockford Drive
Tempe, Arizona 85281

                  Re:      Registration Statement on Form S-8
                           Cerprobe Corporation

Gentlemen:

                  As legal counsel to Cerprobe Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission on April 30, 1996 in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock, par value $0.05 per share, of the Company (the "Shares") issuable pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on March 23, 1987;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Resolutions of the Board of Directors of the Company dated May 9, 1995, adopting the 1995 Plan as of that date;

                  D. Minutes of the June 27, 1995 Annual Meeting of Stockholders of the Company, at which the stockholders approved the 1995 Plan as adopted by the Board of Directors; and
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Cerprobe Corporation
April 30, 1996
Page 2

                  E. The Registration Statement.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the 1995 Plan, will be validly issued, fully paid and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                        Very truly yours,

                                        O'Connor, Cavanagh, Anderson
                                        Killingsworth & Beshears, P.A.